UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2007

Commission File Number	Registrant, State of Incorporation Address and Telephone Number	I.R.S. Employer Identification No.

333-42427	J. CREW GROUP, INC. (Incorporated in Delaware) 770 Broadway New York, New York 10003 Telephone: (212) 209-2500	22-2894486

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Base Salaries and Annual Incentive Awards for Fiscal 2006

On April 16, 2007, the Company’s Compensation Committee approved annual base salary increases for the 2007 fiscal year for the following named executive officers: (i) Tracy Gardner, who was recently promoted to President – J.Crew Retail & Direct divisions, whose salary will increase to $700,000; (ii) Jeffrey Pfeifle, the Company’s President, whose salary will increase to $850,000; and (iii) James Scully, the Company’s Chief Financial Officer, whose salary will increase to $535,000. The annual base salary for Mr. Drexler, the Company’s Chief Executive Officer, will remain at $200,000.

On the same date, the Compensation Committee determined that the pre-established financial and performance targets under the Company’s 2006 annual incentive plan were achieved and approved the payment of the following cash incentive awards for fiscal year 2006: (i) Mr. Drexler in the amount of $1,600,000; (ii) Ms. Gardner in the amount of $600,000; (iii) Mr. Pfeifle in the amount of $800,000 and (iv) Mr. Scully in the amount of $500,000.

Performance Targets for Fiscal 2007

On April 16, 2007, the Company’s Compensation Committee also approved the financial and other performance targets under the Company’s 2007 annual incentive plan (the “2007 Plan”) for the cash incentive awards payable to the above named officers. The 2007 Plan’s financial measures are based on EBITDA, which are linked to the Company’s annual budget and the Company’s plan for long-term success. Individual performance measures are based on gross margin, diluted EPS - actual, pre-tax ROIC, comparable store sales and ROE.

The cash incentive awards that may become payable to the Company’s named executive officers will be paid from the same incentive pool used to fund incentives for all of our eligible associates. For fiscal 2007, the size of the total pool could vary depending on performance against EBITDA goals. In general, if threshold performance is achieved (i.e., 93% of the EBITDA goal), then the pool will be funded at 33%; if the target performance is achieved (i.e., 100% of the EBITDA goal), then the pool will be funded 100%; and if maximum performance is achieved (i.e., 118% of the EBITDA goal), then the pool will be funded at 200%.

The fiscal 2007 awards that may become payable to such officers under the 2007 Plan will be based on the Company’s achievement of such pre-established financial targets as well as the individual’s achievement of pre-established performance metrics as determined in the Compensation Committee’s discretion. The amount of the actual award could range from 0% to 200% of such officer’s annual target. Except for Mr. Drexler, targets range from 50% to 75% of his or her annual base salary. For Mr. Drexler the target is $800,000.

Finally, with respect to Ms. Gardner and Mr. Pfeifle, the Compensation Committee also approved increased bonus targets under the 2007 Plan to 75% of such officer’s respective annual base salary.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. CREW GROUP, INC.

By	/s/ Arlene S. Hong
Name:	Arlene S. Hong
Title:	Senior Vice President and General Counsel

Date: April 20, 2007

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